UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 12, 2002


                            WIRELESS SYNERGIES, INC.
                 -----------------------------------------------
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)


        NEVADA                    000-32229                76-0616474
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       (STATE OF              (COMMISSION FILE           (IRS EMPLOYER
     INCORPORATION)                NUMBER)            IDENTIFICATION NO.)


                                  2001 POTOMAC
                              HOUSTON, TEXAS 77057
               --------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (713) 785-6809
               --------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

      On February 20, 2002, Wireless Synergies, Inc. ("Wireless") announced that it had entered into an Agreement and Plan of Merger dated February 12, 2002 (the "Merger Agreement"), which sets forth the terms and conditions of a proposed business combination of Wireless and 2K Sounds, Inc., a California corporation ("2K"). Pursuant to the Merger Agreement, 2K Sounds Merger Co., Inc. a California corporation and a direct, wholly-owned subsidiary of Wireless ("Merger Sub"), will merge with and into 2K, with 2K as the surviving corporation. 2K will as a result become a wholly-owned subsidiary of Wireless.

      2K locates and promotes new musical talent, and produces and distributes their music through a variety of methods, including joint ventures with major labels, sub-labeling and partnerships on albums by existing artists. Most significant, 2K has entered into a direct distribution agreement with EMD, a division of EMI, one of the five major world-wide music companies, under which EMD will distribute all of 2K's music offerings.

      At the Effective Time of the merger (as defined in the Merger Agreement), all shares of: (i) 2K common stock, par value $0.001 per share (the "2K Common Stock"); (ii) 2K Series A preferred stock, par value $0.001 per share (the "2K Series A Preferred Stock"); (iii) 2K Series B preferred stock, par value $0.001 per share (the "2K Series B Preferred Stock"); and (iv) 2K Common Stock issuable under any stock options, rights or warrants to purchase shares of 2K Common Stock which are issued and outstanding immediately prior to the Effective Time (the "Outstanding 2K Stock Options"), shall collectively be converted into that number of shares of common stock, $.001 par value per share, of Wireless (the "Wireless Common Stock") as shall, in the aggregate, be equal to 75% of the fully-diluted equity capitalization of Wireless (subject to adjustment) (the "Initial Wireless Merger Stock"), after assuming the exercise of all then outstanding options, warrants or other stock purchase rights and the conversion of all then outstanding securities convertible into or exchangeable for Wireless Common Stock (the "Fully-Diluted Wireless Stock"). At the Effective Time of the merger, Wireless will issue a total of 13.5 million shares of Initial Wireless Merger Stock to the stockholders of 2K, at which time an aggregate of 18.0 million shares of Fully-Diluted Wireless Stock will be issued and outstanding.

      At the Effective Time of the merger, each full outstanding share of 2K Common Stock will be converted into that number of shares of Initial Wireless Merger Stock as shall be determined by multiplying 13.5 million by a fraction,
(i) the numerator of which shall be one, and (ii) the denominator of which shall be the sum of (x) the aggregate number of shares of 2K Common Stock which are issued and outstanding at the Effective Time, plus (y) such additional number of shares of 2K Common Stock that would be issued and outstanding, if all outstanding shares of 2K Series A Preferred Stock and 2K Series B Preferred Stock had been converted into 2K Common Stock immediately prior to the Effective Time of the merger, plus (z) such additional number of shares of 2K Common Stock that would be issued and outstanding if all Outstanding 2K Stock Options were fully exercised by the holders thereof immediately prior to the Effective Time of the merger (the "Fully-Diluted 2K Stock").

      At the Effective Time of the merger, each full outstanding share of 2K Series A Preferred Stock and 2K Series B Preferred Stock shall be deemed to have been fully converted into shares of 2K Common Stock at the applicable conversion price then in effect (the "Converted Stock"), and each share of such deemed Converted Stock shall be converted into that number of shares of


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Initial Wireless Merger Stock as shall be determined by multiplying 13.5 million by a fraction, (i) the numerator of which shall be one, and (ii) the denominator of which shall be the Fully-Diluted 2K Stock.

      At the Effective Time of the merger, each Outstanding 2K Stock Option, whether or not then vested or exercisable, shall be converted into options to purchase their pro-rata portion of the Initial Wireless Merger Stock, as though each such Outstanding 2K Stock Option had been voluntarily exercised at that time by the holder thereof for shares of 2K Common Stock, at the exercise price then in effect. Each full Outstanding 2K Stock Option will be deemed to entitle the holder thereof to an option to purchase, upon the same terms and at the applicable exercise price then in effect with respect to the Outstanding 2K Stock Option, that number of shares of Initial Wireless Merger Stock as shall be determined by multiplying 13.5 million by a fraction, (i) the numerator of which shall be one, and (ii) the denominator of which shall be the Fully-Diluted 2K Stock.

      Following the closing of the merger, the total number of shares of Wireless Common Stock issuable to the holders of: (i) 2K Common Stock; (ii) 2K Series A Preferred Stock; (iii) 2K Series B Preferred Stock; and (iv) Outstanding 2K Stock Options, may be increased if a $3.0 million private placement of securities of Wireless proposed under the Merger Agreement (the "Financing"), dilutes the aggregate percentage equity interest held by all 2K stockholders in Wireless below 70% of the total number of shares of Wireless Common Stock outstanding. In such event, simultaneous with the closing of the Financing, Wireless will issue to 2K stockholders (on a pro rata basis), that number of additional shares of Wireless Common Stock as shall be necessary to adjust up to 70% the aggregate percentage equity interest held by all 2K stockholders in Wireless.

      In addition, if and to the extent that the Financing is, for any reason, not consummated within 90 days following the closing of the merger, then Wireless shall issue to the 2K stockholders (on a pro rata basis) additional shares of Wireless Common Stock so as to increase above 70% the aggregate percentage equity interest held by all 2K stockholders in Wireless, after giving effect to the Financing and the issuance of such additional shares of Wireless Common Stock, on the basis of a 1.0% increase for every $100,000 less than the $3.0 million of Financing consummated.

      Simultaneously with the closing of the merger, the existing directors of Wireless and Merger Sub (the "Existing Directors") will appoint up to five persons designated by 2K or the 2K stockholders to the Board of Directors of Wireless and Merger Sub. Upon such appointments, the Existing Directors will resign from their positions.

      Consummation of the merger is subject to various conditions, including the approval by the 2K stockholders, the receipt of required regulatory approvals, and the completion of due diligence. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the press release regarding the Merger Agreement is attached hereto as Exhibit 99.1.

      Under the Merger Agreement, certain 2K stockholders who own in excess of a majority of the outstanding 2K Common Stock have agreed to vote their shares of 2K Common Stock in favor of the adoption of the Merger Agreement.

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      There can be no assurance that the merger (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND Exhibits.

(a):  Not Applicable

(b):  Not Applicable

(c):  Exhibits:

      2.1 Agreement and Plan of Merger dated February 12, 2002, among Wireless Synergies, Inc., 2K Sounds Merger Co., Inc., 2K Sounds, Inc., and certain stockholders of 2K Sounds, Inc.

      99.1 Press Release dated February 20, 2002 announcing the execution of the Agreement and Plan of Merger between Wireless Synergies, Inc. and 2K Sounds, Inc. ("Wireless Synergies Announces Merger Agreement with 2K Sounds, Inc. ").

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Wireless Synergies, Inc.



                                    By: /s/Benjamin Hansel
                                        ----------------------------------------
                                        Benjamin Hansel
                                        President

Dated:  February 28, 2002

                                  EXHIBIT INDEX

      2.1 Agreement and Plan of Merger dated February 12, 2002 among Wireless Synergies, Inc., 2K Sounds Merger Co., Inc. 2K Sounds, Inc., and certain stockholders of 2K Sounds, Inc.

      99.1 Press Release dated February 12, 2002 announcing the execution of the Agreement and Plan of Merger between Wireless Synergies, Inc. and 2K Sounds, Inc. ("Wireless Synergies Announces Merger Agreement with 2K Sounds, Inc.").